                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF ATLAS PEARLMAN, P.A.]



                                                  October 2, 2000



Board of Directors
ConMat Technologies, Inc.
Franklin Avenue and Grant Street
Phoenixville, PA 19460

         Re:      ConMat Technologies, Inc.
                  Registration Statement on Form S-8;
                  Equity Compensation Plan

Gentlemen:

         We have acted as special counsel to ConMat Technologies, Inc. (the "Company") in connection with the proposed registration and the resale of shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), on a registration statement on Form S-8 filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The shares may be sold pursuant to the above registration statement and the Company's 2000 Equity Compensation Plan (the "Plan"). This registration statement, as it may be amended or supplemented from time to time, including all exhibits thereto, is referred to hereinafter as the "Registration Statement."

         The Shares consist of up to 750,000 shares of Common Stock (i) issuable as restricted stock grants under the Plan (the "Grant Shares") and (ii) issuable upon exercise of incentive or non-qualified stock options under the Plan (the "Option Shares").

         In this regard, we have examined: (i) the Company's Articles of Incorporation and Bylaws, each as amended and as presently in effect; (ii) the Registration Statement; and (iii) the Plan and related exhibits (iv) such officers' certificates, resolutions, minutes, corporate records and other documents as we have deemed necessary or appropriate for purposes of rendering the opinion expressed herein.

         In rendering such opinion, we have assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.

         The opinion expressed herein is based solely upon our review of the documents and other

Board of Directors
ConMat Technologies, Inc.
October 2, 2000
Page 2


materials expressly referred to above. We have not reviewed any other documents in rendering such opinion. Such opinion is therefore qualified by the scope of that document examination.

         Based upon and subject to the foregoing, and on such other examinations of law and fact as we have deemed necessary or appropriate in connection herewith, we are of the opinion that, the Grant Shares and the Option Shares, when issued upon grant or when issued upon exercise of the options all in accordance with the terms of the Plan, will be, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

         This opinion is limited to the law of the State of Florida and the federal securities laws of the United States. Except as expressly otherwise noted herein, this opinion is given as of the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not hereby admit that we fall within the category of persons whose consent is required pursuant to
Section 7 of the Securities Act.

                                            Very truly yours,


                                            ATLAS PEARLMAN, P.A.



JMS/bb